UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 16, 2021

COUNTERPATH CORPORATION

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35592

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

Suite 300, One Bentall Centre,
505 Burrard Street, Vancouver,
British Columbia, Canada V7X 1M3
(Address of principal executive offices and Zip Code)

(604) 320-3344

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CPAH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

As previously disclosed, on December 6, 2020, CounterPath Corporation, which we refer to herein as "CounterPath," the "Company," "we," "us," or "our," entered into an agreement and plan of merger, which, as it may be amended from time to time, we refer to as the "Merger Agreement," with Alianza, Inc., a Delaware corporation, which we refer to as "Alianza," and CounterPath Merger Sub, Inc., a Nevada corporation and a wholly owned subsidiary of Alianza, which we refer to as "Merger Sub." Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into CounterPath, which we refer to as the "Merger," with CounterPath continuing as the surviving corporation and becoming a wholly owned subsidiary of Alianza.

On January 22, 2021, CounterPath filed a Definitive Proxy Statement (the "Definitive Proxy") with the Securities and Exchange Commission (the "SEC") in anticipation of a forthcoming special meeting of CounterPath's stockholders to determine whether the Merger should be approved.

Update on Litigation Related to the Merger

As disclosed in the Definitive Proxy, on January 7, 2021, a putative class action complaint was filed in the Supreme Court of the State of New York, County of New York, captioned Chakra Chamala v. CounterPath Corporation, et al., NYCSC Index No. 650111/2021, against CounterPath and its directors.  On January 21, 2021, a similar putative class action captioned Ciccotelli v. CounterPath Corporation, et al., NYCSC Index No. 650451/2021 was filed against the same defendants.  The complaints allege that CounterPath's directors breached their fiduciary duties by purportedly failing to engage in a sufficiently robust sales process prior to the Merger, allegedly failing to obtain sufficient consideration for CounterPath's stockholders in connection with the Merger, and purportedly failing to make adequate disclosures in the Preliminary Proxy regarding the Merger.

Following the filing of the Definitive Proxy, on February 2, 2021, two putative class action complaints were filed in the District Court of Clark County, Nevada, captioned Maria Golenkov v. CounterPath Corporation, et al.,  Case No: A-21-828751-B and Dean Klein v. CounterPath Corporation, et al.,  Case No: A-21-828719-B, against CounterPath and its directors. Both complaints make substantially similar allegations, including that CounterPath's directors breached their fiduciary duties by purportedly engaging in a conflicted sales process with Alianza, purportedly failing to make adequate disclosures in the Definitive Proxy, and allegedly failing to obtain sufficient consideration for CounterPath's stockholders in connection with the Merger.

On February 4, 2021, a complaint was filed in the United States District Court for the Southern District of New York, captioned Gallo v. CounterPath Corporation, et al., Case No. 1:21-cv-01031 (S.D.N.Y.) against CounterPath and its directors. The complaint alleges that the Definitive Proxy omits or misrepresents material information with respect to the Merger preventing stockholders from becoming sufficiently informed prior to voting on the Merger.

Additionally, on January 19, 2021, CounterPath received a demand letter sent on behalf of Chakra Chamala, plaintiff in one of the actions identified above, and on February 6, 2021, CounterPath received a demand letter sent on behalf of Harry Haeseker.  The letters demanded that CounterPath make supplemental disclosures to investors regarding the Merger based on similar factual and legal arguments as in the lawsuits discussed above.

CounterPath and the other named defendants deny that they have violated any laws or breached any duties to CounterPath's stockholders and believe that these lawsuits and demand letters are without merit and that no supplemental disclosure is required to the Definitive Proxy under any applicable law, rule or regulation. However, solely to eliminate the burden and expense of litigation and to avoid any possible disruption to the Merger that could result from further litigation, CounterPath is providing the supplemental disclosures set forth in this Form 8-K. Nothing in this Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein.

If you have not already submitted a proxy for use at the CounterPath special meeting, you are urged to do so promptly. This Form 8-K does not affect the validity of any proxy card or voting instructions that CounterPath stockholders may have previously received or delivered. No action is required by any CounterPath stockholder who has previously delivered a proxy or voting instructions and who does not wish to revoke or change that proxy or voting instructions.

Supplemental Disclosure

The following supplemental disclosures should be read in conjunction with the Definitive Proxy, which should be read in its entirety. To the extent that information in the supplemental disclosures differs from or updates information contained in the Definitive Proxy, the information in the supplemental disclosures shall supersede or supplement the information in the Definitive Proxy. Defined terms used but not defined in the supplemental disclosures have the meanings set forth in the Definitive Proxy. Paragraph and page references used herein refer to the Definitive Proxy before any additions or deletions resulting from the supplemental disclosures. The supplemental disclosures speak only as of the date on which the information contained therein was prepared and provided to the Board of Directors of CounterPath (the "CounterPath Board") in connection with, and at the time of, the CounterPath Board's evaluation of the Merger (including with respect to any forecasts, projections, or other forward-looking statements contained in the supplemental disclosures with respect to CounterPath), and no such information has been updated or otherwise revised to reflect subsequent events since such date. The inclusion of financial projections in the Definitive Proxy (the "Projections") should not be regarded as an indication that any of CounterPath or its respective affiliates, advisors or representatives considered such Projections to be predictive of actual future events, and the Projections should not be relied upon as such. The Projections constitute forward-looking statements and no assurances can be given that the assumptions made in preparing such Projections will accurately reflect future conditions. Accordingly, there can be no assurance that the prospective results will be realized or that actual results will not be significantly higher or lower than estimated. None of CounterPath or its respective affiliates, advisors, officers, directors, partners or representatives undertake any obligation to update or otherwise revise or reconcile these Projections to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error, in each case, except as may be required under applicable law. CounterPath advised the recipients of the Projections that its internal financial forecasts upon which the Projections were based are subjective in many respects. While presented with numerical specificity, the Projections were based on numerous variables and assumptions known to CounterPath at the time of their preparation. These variables and assumptions are inherently uncertain and many are beyond the control of CounterPath. Unless stated otherwise, the revised text in the supplemental disclosures is underlined to highlight the supplemental information being disclosed.

1. The disclosure beginning on page 31 of the Definitive Proxy in the section entitled "Proposal 1: Approval of the Merger Agreement - Background of the Merger" is amended and supplemented by deleting the fifth paragraph and replacing it with the following (with new text in underline):

Between December 2018 and May 2019, approximately 90 companies were contacted by AGC Partners to gauge their interest in a strategic transaction with CounterPath.  A non-confidential summary of CounterPath was sent to approximately 32 companies, of which approximately 15 executed non-disclosure agreements and received additional information regarding CounterPath.  Of these companies which signed non-disclosure agreements, several companies (referred to in this proxy statement as the "interested parties") subsequently expressed an interest in learning more about CounterPath through management presentations and information requests. The non-disclosure agreements with three of the six interested parties were on customary terms and did not contain a "don't ask, don't waive" provision or any standstill provisions. The non-disclosure agreements with the other three interested parties were on customary terms, did contain a "don't ask, don't waive" provision and a standstill provision, and provided that the standstill provisions would remain in force for a period of two years (for two interested parties) and one year (for one interested party) after the entry into of the non-disclosure agreement.

2. The disclosure beginning on page 31 of the Definitive Proxy in the section entitled "Proposal 1: Approval of the Merger Agreement - Background of the Merger" is amended and supplemented by deleting the 32nd paragraph and replacing it with the following (with new text in underline):

On July 11, 2019, CounterPath received a letter of intent from the sixth interested party for an acquisition of CounterPath for $16.5 million on a cash free, debt free basis. This letter of intent was the only formal proposal submitted by a party during the sales process conducted by CounterPath beginning in December, 2018 and up to the execution of the Merger Agreement on December 6, 2020, other than the proposals submitted by Alianza.

3. The disclosure beginning on page 41 of the Definitive Proxy in the section entitled "Proposal 1: Approval of the Merger Agreement - Reasons for the Merger - Board of Directors" is amended and supplemented by deleting the first paragraph and associated bullet points and replacing it with the following (with new text in underline):

As described in the section entitled "Proposal 1: Approval of the Merger Agreement - Background of the Merger" beginning on page 31 of this proxy statement, prior to and in reaching its decision at its meeting on December 6, 2020 to approve the Merger Agreement and the transactions contemplated thereby, including the Merger, the CounterPath board of directors consulted with the special transaction committee, CounterPath's management, CounterPath's financial advisors and legal advisors and considered a variety of factors that it believed supported its determinations, including, but not limited to, (i) the factors considered by the special transaction committee which are listed in the section entitled "Proposal 1: Approval of the Merger Agreement - Reasons for the Merger" beginning on page 37 of this proxy statement and (ii) the following:

  the fact that in late 2018 CounterPath began a strategic process, including the engagement of an investment banker, whereby offers to purchase or invest in CounterPath were solicited from strategic and financial buyers and investors, which CounterPath continued during calendar 2019 and 2020, and the only offer (from the sixth interested party) was substantially lower than Alianza's offer of $3.49 per share;

  the special transaction committee's determinations relating to the Merger; and

  the unanimous recommendations of the special transaction committee, including the recommendations that the CounterPath board of directors adopt a resolution approving, and declaring the advisability of, the Merger Agreement and the other transactions contemplated thereby, including the Merger, and recommend that the Company's stockholders approve the Merger Agreement and the transactions contemplated thereby, including the Merger.

4. The disclosure beginning on page 45 of the Definitive Proxy in the section entitled "Proposal 1: Approval of the Merger Agreement - Opinion of CounterPath's Financial Advisor - Analysis - Guideline Company Analysis" is amended and supplemented by deleting the section in its entirety and replacing it with the following (with new text in underline):

Guideline Company Analysis

Evans & Evans assessed the reasonableness of the implied $25.1 million EV by comparing certain of the related valuation metrics to the metrics indicated for referenced guideline public companies (the "Guideline Public Company Method").  The identified guideline companies selected were considered reasonably comparable to CounterPath.

In the table below Evans & Evans have summarized the EV to trailing 12-month ("TTM") revenues and EV to TTM earnings before interest, taxes, depreciation and amortization ("EBITDA") of selected public companies.

EV to TTM Revenues	Min	Max	Median	Mean
SaaS Companies	2.83 x	58.57 x	13.73 x	4.55 x
Non-SaaS Companies	1.06 x	2.94 x	1.96 x	1.92 x

Under the Guideline Public Company Method, valuation multiples are derived from share trading transactions that represent minority interests in publicly traded companies or recent private transactions. As such, the resulting valuation multiples provide an indication of value on a minority interest, publicly traded basis.

The Guideline Public Company Method involves identifying public companies similar to the subject company with stocks that trade freely in the public markets on a daily basis.

The objective of the Guideline Public Company Method is to derive multiples to apply to the fundamental financial  or operational variables of the Company.  Since the indication of value is based on minority interest transactions, if one is valuing a controlling interest, it may sometimes be necessary to consider applying a premium for control. A discount for lack of marketability may also be appropriate.  The following tables provides details on the identified guideline public companies.

Company Name	Enterprise Value (millions of $)	TTM Revenue (millions of $)	EV/Revenue	EV/EBITDA
SaaS Companies
2U Inc (NASDAQ: TWOU)	2,209	722	3.06x	n/a
8x8 Inc (NYSE: EGHT)	1,787	491	3.64x	n/a
Box Inc (NYSE: BOX)	2,576	737	3.50x	903.71x
LivePerson Inc (NASDAQ: LPSN)	3,443	344	10.02x	n/a
RingCentral Inc (NYSE: RNG)	25,106	1,102	22.78x	324.56x
Zix Corp (NASDAQ: ZXI)	596	211	2.83x	17.58x
Zuora Inc (NYSE: ZUO)	1,189	20	58.57x	194.90x
eGain Corp (NASDAQ: EGAN)	408	75	5.46x	35.34x

Software Licensing Companies
Limelight Networks Inc (NASDAQ: LLNW)	692	235	2.94x	39.43x

Ooma Inc (NYSE: OOMA)	311	162	1.92x	n/a
Ribbon Communications Inc (NASDAQ: RNNM)	1,260	761	1.66x	n/a
Synchronoss Technologies Inc (NASDAQ: SNCR)	332	313	1.06x	284.80x
Sangoma Technologies Corporation (TSXV: STC)	308	138	2.23x	35.34x
	Average		9.2x	229.5x
	Median		3.1x	117.2x
	Coefficient of Variance		1.7	1.3

Evans & Evans noted that in reviewing the SaaS companies, on average the TTM revenues were significantly higher than those of CounterPath.  Of the identified SaaS guideline companies, only two of the identified eight companies had EVs less than $1.0 billion.  Of the identified non-SaaS companies four of the five companies had EVs less than $1.0 billion.  In the view of Evans & Evans, a direct comparison between companies with EVs of greater than $1.0 billion and CounterPath is not appropriate given the variances in the size and scope of operations and differing investor bases.

The Merger pricing implies an EV / TTM revenues (to July 31, 2020) of 1.93 x which is similar to the mean and median of the non-SaaS companies.  In assessing the reasonableness of the above, Evans & Evans considered the following:

  historically only 11% to 26% of the Company's revenues are SaaS-based and accordingly the non-SaaS companies are more comparable to CounterPath in the view of Evans & Evans;

  there are a limited number of directly comparable public companies, when one considers differentiating factors such as size and market niche;

  no company considered in the analysis is identical to CounterPath;

  an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning the differences in the financial and operating characteristics of CounterPath, the Merger and other factors that could affect the trading value and aggregate transaction values of the companies to which they are being compared; and

  CounterPath is experiencing positive year-over-year revenue growth to date in fiscal year 2021 and had growth of 12.4% in fiscal year 2020 over fiscal year 2019.  However, growth has not been consistent and revenues have contracted in two of the last five fiscal years.  Over the past five fiscal years, the Company's revenues have been in the range of $10.5 to $13 million.  There is no certainty the Company will be able to continue on its current growth trajectory.  There remains uncertainty with respect to how anticipated vaccines to protect against COVID-19 will impact the global workforce and the demand for the Company's services.

Given the above-noted factors and its analysis of the observed multiples of selected public companies, Evans & Evans considered this approach with the precedent transaction analysis and a review of investor interest in the sector in making the final determination of the reasonableness of the consideration and the fairness of the Merger.

5. The disclosure beginning on page 42 of the Definitive Proxy in the section entitled "Proposal 1: Approval of the Merger Agreement - Opinion of CounterPath's Financial Advisor" is amended and supplemented by adding the following paragraph after the first paragraph:

CounterPath paid Evans & Evans an aggregate of CAD $24,982.50 between May, 2020 and December, 2020 as consideration for its services in rendering the Opinion. CounterPath had previously paid AGC Partners an aggregate of $100,000 between November 2018 and January 2019 for its financial advisory services in connection identifying potential strategic and financial alternatives. CounterPath undertook the separate engagement of Evans & Evans because it believes it to be a best practice to engage a financial advisor unrelated to, and independent of, the transaction for a fee to be paid regardless of the success or failure of the transaction. Neither AGC Partners nor Evans & Evans has provided CounterPath with any services other than as described in this proxy statement.  Evans & Evans has not provided any services to Alianza in the past two years or at any time previously.

6. The disclosure beginning on page 46 of the Definitive Proxy in the section entitled "Proposal 1: Approval of the Merger Agreement - Opinion of CounterPath's Financial Advisor - Analysis - Precedent Transactions Analysis" is amended and supplemented by deleting the section in its entirety and replacing it with the following (with new text in underline):

Evans & Evans also assessed the reasonableness of the implied $25.1 million EV by comparing certain of the related valuation metrics to the metrics indicated by transactions involving the acquisition of UC companies and companies offering collaboration tools.  Evans & Evans identified 14 transactions.

Evans & Evans found that EV to revenue multiples ranged from 0.4 x to 4.77 x with an average of 1.92 x and a median of 1.63 x.  The EV to revenue multiple implied by the Merger lies between the mean and the median which is appropriate in the view of Evans & Evans.

Date	Acquirer	Target	EV (millions of $)	Revenues (millions of $)	EV/ Revenues
Jun-19	Extreme Networks	Aerohive Networks	210.0	152.0	1.38x
03-Jan-19	Issuer Direct Corporation	Visual Webcaster Platform of Onstream Media Corporation	27.8	3.0	9.13x
May-19	Enghouse	Vidyo	40.0	60.0	0.67x
Nov-18	iPass	Pareteum	21.0	48.0	0.44x
Nov-18	B. Riley Financial Inc.	magicJack VocalTec Ltd.	143.1	88.0	1.63x
Apr-18	Mitel Networks	Searchlight Capital Partners	2000.0	1,059.0	1.89x
Dec-17	LogMeIn, Inc.	Jive Communications Inc.	345.9	80.7	4.29x
Jul-17	ShoreTel Inc.	Mitel Networks	430.0	357.0	1.20x
May-17	GENBAND	Sonus Networks	412.0	427.0	0.96x
May-17	Jive Software	Aurea	353.0	204.0	1.73x
Jan-16	ShoreTel Inc.	Corvisa Services, LLC	8.7	1.8	4.77x
Oct-15	LM Ericsson Telefon AB	Envivio, Inc.	125.0	41.6	3.01x
Oct-12	Glowpoint, Inc.	Affinity VideoNet Inc.	15.9	11.4	1.40x
Jun-11	KeyOn Communications Holdings, Inc.	CommX Holdings, Inc.	4.8	2.9	1.65x

Excluding Issuer Direct Corporation Outlier Transaction	Average	1.92x
	Median	1.63x
	Low	0.44x
	High	4.77x

Given the above-noted factors and its analysis of the observed multiples of acquisitions, Evans & Evans considered this approach and a review of investor interest in the sector in making the final determination of the reasonableness of the consideration and the fairness of the Merger.

7. The following disclosure is added to the Definitive Proxy as a new section entitled "Proposal 1: Approval of the Merger Agreement - Opinion of CounterPath's Financial Advisor -Analysis - Discounted Cash Flow Analysis" on page 47 of the Definitive Proxy immediately before the section entitled "Proposal 1: Approval of the Merger Agreement - Opinion of CounterPath's Financial Advisor - Fairness Conclusions":

In assessing the reasonableness of the implied $25.1 million EV, Evans & Evans did not perform a discounted cash flow analysis because, in its view, a discounted cash flow analysis was not appropriate in the circumstances. CounterPath had experienced an increase in revenues as a result of COVID-19, and Evans & Evans was of the view that it did not have certainty that such revenue increase could be maintained and that revenues beyond the 2022 fiscal year could not be substantiated with any level of certainty. Evans & Evans was also of the view that a discounted cash flow analysis is not appropriate for entities in the growth stage except where such growth can be reasonably substantiated.  In Evans & Evans view, CounterPath's future revenue growth could not be reasonably substantiated given its historic volatility in revenue over the prior years, making it difficult to project beyond the CounterPath Forecast (as defined herein) and utilize a discounted cash flow analysis. Traditionally, where a company has had historically stable operations, acquirers look at historical results, not forward looking results. In Evans & Evans view, the Guideline Public Company Method is the more appropriate analysis to reflect the market sentiment for companies in CounterPath's sector, while factoring in the effects of COVID-19.

8. The following disclosure is added to the Definitive Proxy as new section entitled "Proposal 1: Approval of the Merger Agreement - Certain CounterPath Unaudited Prospective Financial Information" on page 49 of the Definitive Proxy immediately before the section entitled "Proposal 1: Approval of the Merger Agreement - Delisting and Deregistration of our Common Stock":

CounterPath does not, as a matter of course, make projections as to future performance available to the public. CounterPath avoids making public projections given, among other things, the unpredictability of the underlying assumptions and estimates inherent in preparing forecasts.

In connection with the Merger, however, in November 2020, CounterPath' management used certain non-public and unaudited prospective financial information to prepare a certain financial forecast for the years ending April 30, 2021 through April 30, 2022 (the "CounterPath Forecast"). The CounterPath Forecast was provided to CounterPath's financial advisor, Evans & Evans, for its use and reliance for purposes of its financial analysis and fairness opinion. See the section entitled "Proposal 1: Approval of the Merger Agreement - Opinion of CounterPath's Financial Advisor" beginning on page 42 of this Proxy Statement.

The CounterPath Forecast was prepared by CounterPath's management treating CounterPath on a stand-alone basis, without giving effect to the Merger, including the impact of negotiating or executing the Merger Agreement, the expenses that may be incurred in connection with consummating the Merger, the potential synergies that may be achieved by the combined company as a result of the Merger, the effect of any business or strategic decision or action that has been or will be taken as a result of the Merger Agreement having been executed, or the effect of any business or strategic decisions or actions which would likely have been taken if the Merger Agreement had not been executed but which were instead altered, accelerated, postponed or not taken in anticipation of the Merger. The CounterPath Forecast was prepared based on information and market factors known to CounterPath's management at the time prepared and are based on numerous estimates and assumptions with respect to matters such as the impact of COVID-19, competition, industry trends, general business, economic, market and geopolitical conditions, and additional matters specific to CounterPath's business, all of which are difficult to predict and many of which are beyond CounterPath's control.

The CounterPath Forecast summarized below was not prepared with a view toward public disclosure or with a view toward compliance with the published guidelines of the SEC regarding projections and forward-looking statements or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information, but, in the view of CounterPath' management, was prepared on a reasonable basis and in good faith based on the information available at the time of preparation. However, this information is not fact and should not be relied upon as necessarily indicative of actual future results, and readers of this Proxy Statement are cautioned not to place undue, if any, reliance on the CounterPath Forecast. CounterPath cautions stockholders that future results could be materially different from the CounterPath Forecast. None of CounterPath or any of its respective advisors or other representatives has made or makes any representation to any person regarding the ultimate performance of CounterPath in the future compared to prospective financial information contained in this Proxy Statement. Furthermore, the CounterPath Forecast does not take into account any circumstances or events occurring after the date that they were prepared.

This summary of the CounterPath Forecast is not included in this Proxy Statement to influence your decision whether to vote for the CounterPath Merger Transaction, but rather to give CounterPath stockholders access to non-public information that was provided to CounterPath's financial advisor in connection with the Merger. The inclusion of the CounterPath Forecast in this Proxy Statement does not constitute an admission or representation by CounterPath that such information is material.

The CounterPath Forecast was prepared by, and is the responsibility of, CounterPath management. CounterPath's independent registered public accounting firm has not audited, reviewed, examined, compiled or applied agreed-upon procedures with respect to the CounterPath Forecast and, accordingly, CounterPath' independent registered public accounting firm does not express an opinion or any other form of assurance with respect thereto.

The CounterPath Forecast is subject to estimates and assumptions in many respects and, as a result, subject to interpretation. While presented with numerical specificity, such information is based upon a variety of estimates and assumptions that are inherently uncertain, although considered reasonable by CounterPath' management as of the date of their preparation. These estimates and assumptions may not be realized for many reasons, including general economic conditions, competition, and the risks discussed in the "risk factors" set forth in CounterPath's Annual Report on Form 10-K for the fiscal year ended April 30, 2020 and subsequent reports filed with the SEC.  Given the impact of COVID-19, the competitive nature of the industry, the rapid changes in technology, among other things, the further into the future that forecasted numbers extend, the more difficult it is for CounterPath to forecast future performance, and the more uncertain and speculative the forecasted results of operations become. The CounterPath Forecast also reflects assumptions as to certain business decisions that are subject to change. Since the CounterPath Forecast reflects financial information for CounterPath on a stand-alone basis without giving effect to the Merger, it does not reflect any synergies that may be realized as a result of the Merger or any changes to the combined company's operations or strategy that may be implemented after completion of the Merger. There can be no assurance that the CounterPath Forecast will be realized, and actual results may differ materially from those shown.

NONE OF COUNTERPATH, ALIANZA, THE COMBINED COMPANY OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES UNDERTAKES ANY OBLIGATION TO UPDATE, OR OTHERWISE REVISE OR RECONCILE, THE COUNTERPATH FORECAST TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE THE COUNTERPATH FORECAST WERE GENERATED OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE COUNTERPATH FORECAST ARE SHOWN TO BE NO LONGER APPROPRIATE. EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, COUNTERPATH DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE COUNTERPATH FORECAST EVEN IN THE EVENT THAT ANY OR ALL ASSUMPTIONS ARE SHOWN TO BE NO LONGER APPROPRIATE.

The CounterPath Forecast contains certain non-GAAP financial measures, including adjusted income from operations and adjusted earnings before interest, taxes, depreciation and amortization ("Adjusted EBITDA") that CounterPath believes are helpful in understanding its financial performance and future results. CounterPath management regularly uses a variety of financial measures that are not in accordance with GAAP to help it evaluate its business, measure performance, identify trends affecting its business, establish budgets, measure the effectiveness of investments in its technology and development and sales and marketing, and assess its operational efficiencies. The non-GAAP financial measures are not intended to be considered in isolation from, as substitutes for, or as superior to, comparable GAAP measures. While CounterPath believes that these non-GAAP financial measures provide meaningful information to help investors understand its operating results and to analyze CounterPath' financial and business trends on a period-to-period basis, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of CounterPath' competitors and may not be directly comparable to similarly titled measures of CounterPath' competitors given potential differences in the exact method of calculation.

Financial measures included in forecasts (including the CounterPath Forecast) provided to a board of directors or financial advisor in connection with a business combination transaction are excluded from the definition of "non-GAAP financial measures" under the rules of the SEC, and therefore the CounterPath Forecast is not subject to SEC rules regarding disclosures of non-GAAP financial measures, which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure. Reconciliations of non-GAAP financial measures were not provided to or relied upon by the CounterPath Board or Evans & Evans in connection with the Merger. Accordingly, no reconciliation of the financial measures included in the CounterPath Forecast is provided in this Proxy Statement.

The following table summarizes the CounterPath Forecast for the years ending April 30, 2021 through April 30, 2022 for CounterPath on a standalone basis. The following forecast is the only forecast used or relied upon by Evans & Evan for its analysis.

	Year Ended April 30,
(in thousands of $)	2021	2022
Revenue:
Software	$3,390	$3,380
Subscription, support and maintenance	9,049	10,765
Professional services and other	1,570	1,699
Total revenue	14,009	15,844
Revenue Growth	15.8%	13.1%
Operating expenses:
Cost of sales(1)	2,242	2,323
Gross profit	$11,767	$13,521
Gross Margin	84.0%	85.3%
Sales and marketing(1)	$3,894	$4,682
Research and development(1)	4,194	4,262
General and administrative(1)	2,719	2,663
Total operating expenses(1)	10,807	11,607
Adjusted income from operations(1)	960	1,914
Less: Stock based compensation	341	307
Income from operations	619	1,607
Total interest and other (expense) income, net	(332)	-
Net Income for the period	287	1,607

Adjusted income from operations(1)	960	1,914
Plus: Depreciation and amortization	149	153
Adjusted EBITDA(2)	$1,109	$2,067
Adjusted EBITDA Margin	7.9%	13.0%

(1) Excluding stock based compensation.

(2) Earnings before interest and other (expense) income, taxes, depreciation, amortization and stock based compensation.

9. The disclosure on page 50 of the Definitive Proxy in the section entitled "Proposal 1: Approval of the Merger Agreement - Executive Officer Severance and Employment Arrangements - " is amended and supplemented by adding the following new paragraphs after the sixth paragraph:

New Employment Arrangements

As of the date of hereof, other than with respect to Todd Carothers, Rahim Rehmat and James O'Brien, Alianza has not entered into any employment agreements with any of CounterPath's executive officers and, except as contemplated by the Merger Agreement and disclosed in this proxy statement, CounterPath has not amended or modified any existing employment agreements or other arrangements with its executive officers in connection with the Merger. Alianza or its affiliates may pursue agreements, arrangements or understandings with CounterPath's executive officers, which may include cash, stock and co-investment opportunities and Alianza or its affiliates may initiate negotiations of these agreements, arrangements and understandings regarding employment with, or the right to participate in the equity of, Alianza on a going-forward basis following the completion of the Merger, however, in each case, there is no present contractual obligation to do so and neither Alianza nor its affiliates has initiated any such negotiation as of the date hereof.

As a condition of the Merger Agreement, Todd Carothers entered into an amended and restated employment agreement dated December 6, 2020 with CounterPath, LLC (a subsidiary of the Company) and Alianza, to become effective as of the effective time of the Merger, whereby Mr. Carothers will serve as the EVP, Corporate Strategy for CounterPath, LLC following completion of the Merger. Pursuant to this amended and restated employment agreement, Mr. Carothers will be paid a base salary of $243,000 plus an annual performance bonus of up to 30% of base salary and a one-time retention bonus of $100,000 on the one-year anniversary of the closing of the Merger. Mr. Carothers will also be eligible for a discretionary bonus in the amount of $100,000 on the achievement of certain targets related to the integration and optimization of Alianza and CounterPath following completion of the Merger. Mr. Carothers will be eligible to participate in Alianza's equity incentive plan at the discretion of Alianza.

As a condition of the Merger Agreement, Rahim Rehmat entered into an amended and restated employment agreement dated December 6, 2020 with CounterPath Technologies Inc. (a subsidiary of the Company) and Alianza, to become effective as of the effective time of the Merger, whereby Mr. Rehmat will serve as the VP of Client Development for CounterPath Technologies Inc. following completion of the Merger. Pursuant to this amended and restated employment agreement, Mr. Rehmat will be paid a base salary of CAD $190,000 plus a one-time retention bonus of CAD $50,000 on the one-year anniversary of the closing of the Merger. Mr. Rehmat will be eligible to participate in Alianza's equity incentive plan at the discretion of Alianza.

As a condition of the Merger Agreement, James O'Brien entered into an amended and restated employment agreement dated December 6, 2020 with CounterPath, LLC (a subsidiary of the Company) and Alianza, to become effective as of the effective time of the Merger, whereby Mr. O'Brien will serve as the VP of Server Engineering, Operations & IT for CounterPath, LLC following completion of the Merger. Pursuant to this amended and restated employment agreement, Mr. O'Brien will be paid a base salary of $190,000 plus a one-time retention bonus of $50,000 on the one-year anniversary of the closing of the Merger.

Mr. Carothers, Mr. Rehmat and Mr. O'Brien were involved in the due diligence process leading up to the execution of the Merger Agreement, but were not involved in the negotiation of the terms of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH CORPORATION

By:  /s/ David Karp

 David Karp

 Chief Executive Officer

Dated:  February 16, 2021